UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2015

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100 Seattle, Washington	98101-1374
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
(a) On September 15, 2015, certain subsidiaries of Plum Creek Timber Company, Inc. (“Plum Creek”) completed the formation of a timberland joint venture with certain institutional investors that will be conducted through Twin Creeks Timber, LLC, a limited liability company consisting of two series, one of which will acquire, own, lease, and operate timberlands and one of which will engage in logging, hauling, merchandising, and selling logs (the “Joint Venture”). The terms of the Joint Venture are governed by a limited liability company agreement (the “Joint Venture Agreement”) entered into on September 15, 2015, by and among Plum Creek Timber Operations I, L.L.C., Plum Creek TRS, L.L.C. (together, the “Plum Creek Members”), the Washington State Investment Board, the Oregon Public Employees Retirement Fund, the Alaska Permanent Fund Corporation, and Silver Creek Capital Management, LLC (the “Institutional Members” and, together with the Plum Creek Members, the “Members”) and Silver Creek Advisory Partners, LLC (“Silver Creek”), as manager of the Joint Venture. Plum Creek Timberlands, L.P., Plum Creek’s operating partnership, is also a party to the Joint Venture Agreement for the limited purpose of agreeing to pay certain organizational expenses. When fully subscribed, the Joint Venture is expected to have committed capital of approximately $1,000,000,000.
Also on September 15, 2015, Plum Creek Timberlands, L.P. and Plum Creek Timber Operations I, L.L.C. entered into a Contribution Agreement with Twin Creeks Timber, LLC (the “Contribution Agreement”) which governs the terms of the initial timberland property acquisition by the Joint Venture. Under the terms of the Contribution Agreement, the Plum Creek parties have agreed to contribute and sell to the Joint Venture approximately 260,000 acres, in the aggregate, of Plum Creek’s southern U.S. timberlands. Of this amount, approximately 195,000 acres will be sold to the Joint Venture for a cash purchase price of approximately $420,000,000, and approximately 65,000 acres will be contributed to the Joint Venture in exchange for equity having a value of approximately $140,000,000. The sale and contribution transactions are expected to occur on or about January 4, 2016. The Contribution Agreement contains customary representations and warranties, closing conditions and provisions for excluding timberlands from the contribution and sale transactions based upon certain specified contingencies.
Based on the parties’ initial capital commitments on September 15, 2015 of approximately $800,000,000, the Plum Creek Members acquired a common interest in the Joint Venture representing approximately 25% of the Joint Venture's common equity in exchange for its initial capital commitment of approximately $140,000,000 of timberlands and up to approximately $60,000,000 of committed capital for future timberland acquisitions. The Institutional Members acquired common interests in the Joint Venture collectively representing approximately 75% of the Joint Venture's common equity in exchange for their collective capital commitment of approximately $420,000,000 in cash to be contributed to the Joint Venture upon consummation of the Contribution Agreement and up to approximately $180,000,000 of committed capital for future timberland acquisitions. It is anticipated that additional investors will make capital commitments of approximately $150,000,000, at which time the Plum Creek Members will increase their total capital commitment by an additional $50,000,000 to maintain their approximately 25% equity ownership percentage in the Joint Venture.
The Joint Venture Agreement contains several provisions that govern the rights and obligations of the Members and the authority of the manager. These include provisions governing cash distributions to the Members, Member withdrawal from the Joint Venture, and the Members’ respective capital commitment obligations to the Joint Venture. The agreement also requires that certain material actions be approved by specified vote of the Members, including the removal and replacement of the Joint Venture manager, the removal and replacement of the Joint Venture timberland property manager, debt incurrence by the Joint Venture, and the admission of new members to the Joint Venture. Silver Creek is designated as the Joint Venture manager, in which capacity Silver Creek will, among other things, manage cash distributions to the Members, oversee the accounting and related audit of the Joint Venture’s results of operations, report to the Members regarding the Joint Venture’s financial performance, and act as an intermediary among the Members and between the Joint Venture and third-party service providers, including the timberland property manager. The Joint Venture Agreement also gives Silver Creek discretion to approve timberland acquisitions for the Joint Venture if such acquisitions meet certain specified criteria and are recommended to the Joint Venture by the timberland property manager. A subsidiary of Plum Creek will act as the timberland property manager to the Joint Venture and will recommend timberland acquisitions and manage the Joint Venture’s day-to-day timberland operations. Unless extended by unanimous vote of the Members, the term of the Joint Venture is 15 years, at which time the Joint Venture’s assets will be sold for cash and distributed to the Members in accordance with their respective ownership interests.
The foregoing description of the Joint Venture Agreement and the Contribution Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the Joint Venture Agreement, which is filed as Exhibit 10.1 hereto, and to the Contribution Agreement, which is filed as Exhibit 2.1 hereto, each of which is incorporated into this report by reference. The Joint Venture Agreement and the Contribution Agreement have been included to provide investors with information regarding the material terms of the Joint Venture and the sale and contribution transactions described above, and are not intended to provide any factual information about Plum Creek or any of its subsidiaries or the assets to be sold and contributed to the Joint Venture. Both the Joint Venture Agreement and the Contribution Agreement, and their respective exhibits and schedules, contain representations and warranties that the parties to the agreements made, or will make, to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the various agreements and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of such agreements. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the primary or sole purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. For a complete description of the terms and conditions of these transactions, please refer to the relevant agreements and documents listed below in Item 9.01, each of which is incorporated herein by reference and filed with this Current Report on Form 8-K.
Forward-Looking Statements
The foregoing report on Form 8-K of Plum Creek Timber Company, Inc. contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “future,” “expects," "will," or "anticipated," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the successful closing of the transactions contemplated by the Joint Venture Agreement and the Contribution Agreement, the receipt by the Joint Venture of additional capital commitments by investors, and the ability of the Joint Venture to make subsequent timberland acquisitions. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.
2.1	Contribution Agreement dated as of September 15, 2015 by and among Plum Creek Timberlands, L.P., Plum Creek Timber Operations I, L.L.C. and Twin Creeks Timber, LLC (filed herewith).

10.1
Limited Liability Company Agreement of Twin Creeks Timber, LLC dated as of September 15, 2015 by and among Plum Creek Timber Operations I, L.L.C., Plum Creek TRS, L.L.C., the Washington State Investment Board, the Oregon Public Employees Retirement Fund, the Alaska Permanent Fund Corporation, and Silver Creek Capital Management, LLC, as members, and Silver Creek Advisory Partners, LLC, as manager (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ James A. Kraft
James A. Kraft
Senior Vice President, General Counsel and Secretary
DATED: September 21, 2015

PLUM CREEK TIMBER COMPANY, INC.
Exhibit Index

Exhibit No.
2.1	Contribution Agreement dated as of September 15, 2015 by and among Plum Creek Timberlands, L.P., Plum Creek Timber Operations I, L.L.C. and Twin Creeks Timber, LLC (filed herewith).

10.1
Limited Liability Company Agreement of Twin Creeks Timber, LLC dated as of September 15, 2015 by and among Plum Creek Timber Operations I, L.L.C., Plum Creek TRS, L.L.C., the Washington State Investment Board, the Oregon Public Employees Retirement Fund, the Alaska Permanent Fund Corporation, and Silver Creek Capital Management, LLC, as members, and Silver Creek Advisory Partners, LLC, as manager (filed herewith).